    As filed with the Securities and Exchange Commission on July 24, 1998

                                    Registration No. 333- ___________
 -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            Registration Statement
                       Under The Securities Act Of 1933

                          OPTA FOOD INGREDIENTS, INC.
                          ---------------------------
            (Exact name of Registrant as specified in its charter)

                       Delaware                          04-3117634
 -------------------------------------              -----------------------
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                 Identification No.)


                25 Wiggins Avenue, Bedford, Massachusetts 01730
                -----------------------------------------------
                   (Address of Principal Executive Offices)

                          OPTA FOOD INGREDIENTS, INC.
           1992 Employee, Director and Consultant Stock Option Plan
           --------------------------------------------------------
                           (Full title of the plan)

             Scott A. Kumf, Chief Financial Officer and Treasurer
                          Opta Food Ingredients, Inc.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                            ----------------------
                    (Name and address of agent for service)

                                (781) 276-5100
                            ----------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

      Title of                                      Proposed           Proposed Maximum
  Securities to be        Amount to be          Maximum Offering           Aggregate             Amount of
     Registered          Registered (1)        Price Per Share (2)     Offering Price (2)     Registration Fee
--------------------  --------------------  -------------------------  ------------------  ---------------------
Common Stock,
$.01 par value              250,000                   $5.31               $1,327,500                $391.61

 -------------------------------------------------------------------------------

(1) Subject to adjustment in accordance with certain anti-dilution and other provisions of the 1992 Employee, Director and Consultant Stock Option Plan (the "Plan"). Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of the average high and low sale prices per share on the Nasdaq National Market System as of a date (July 17, 1998) within 5 business days prior to filing this Registration Statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Opta Food Ingredients, Inc. (the "Registrant") pursuant to the Plan.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File Number 0-19811).

     (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998 (Commission File Number 0-19811).

     (c) The description of the Common Stock filed with the Commission included in the Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on January 23, 1992, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES.
-----------------------------------

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------------------------------------------------

      The validity of the issuance of the shares of common stock registered under this registration statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Members of Mintz, Levin, Glovsky and Popeo, P.C. owned an aggregate of 500 shares of common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
---------------------------------------------------

      Incorporated herein by reference from Registration Statement on Form S-1, No. 33-45700.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
---------------------------------------------

      Not applicable.

Item 8.  Exhibits.
------------------


Exhibit No.                                  Description
-----------                                  -----------

(4.1) Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-45700, as amended, and incorporated herein by reference).

(4.2) Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 33-93518, and incorporated herein by reference).

(4.3) Restated By-Laws of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration No. 33-45700, as amended, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the original issuance of securities being registered (filed herewith).

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)      Consent of PricewaterhouseCoopers LLP (filed herewith).

(24) Power of Attorney to file future amendments (included in the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.
----------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on July 22, 1998.

                              OPTA FOOD INGREDIENTS, INC.

                              By: /s/ Lewis C. Paine, III
                                  -----------------------
                                  Lewis C. Paine, III
                                  Chairman of the Board, President and
                                  Chief  Executive Officer

     Each person whose signature appears below constitutes and appoints Lewis C. Paine, III, and Scott A. Kumf, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Opta Food Ingredients, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Lewis C. Paine, III           Chairman of the Board, President,                    July 22, 1998
-----------------------------     Chief Executive Officer and Director
Lewis C. Paine, III               [Principal Executive Officer]

/s/ Scott A. Kumf                 Chief Financial Officer, Vice President              July 22, 1998
-----------------------------     Administration and Treasurer
Scott A. Kumf                     [Principal Financial and Accounting Officer]

/s/ A.S. Clausi                   Director                                             July 22, 1998
-----------------------------
A.S. Clausi

/s/ Anthony B. Evnin              Director                                             July 22, 1998
-----------------------------
Anthony B. Evnin

/s/ Harry Fields                  Director                                             July 22, 1998
-----------------------------
Harry Fields

/s/ Glynn C. Morris               Director                                             July 22, 1998
-----------------------------
Glynn C. Morris

/s/ Charles W. Newhall, III       Director                                             July 22, 1998
-----------------------------
Charles W. Newhall, III

/s/ Frederic Stevenin             Director                                             July 22, 1998
-----------------------------
Frederic Stevenin


Exhibit No.                                  Description
-----------                                  -----------
(4.1)   Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the
        Registrant's Registration Statement on Form S-1, Registration
        No. 33-45700, as amended, and incorporated herein by reference).

(4.2)   Amended and Restated Certificate of Incorporation of the Registrant
        (filed as Exhibit 4.2 to Registrant's Registration Statement on Form
        S-8, Registration No. 33-93518, and incorporated herein by reference).

(4.3) Restated By-Laws of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration
        No. 33-45700, as amended, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the original issuance of securities being registered.

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)  Consent of PricewaterhouseCoopers LLP (filed herewith).

(24) Power of Attorney to file future amendments (included in the signature page of this Registration Statement).